UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

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AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)

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Florida	0-24185	65-0636168
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

444 Washington Blvd., Suite 3338, Jersey City, New Jersey 07310
(Address of Principal Executive Office) (Zip Code)

(646) 367 1747
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On June 13, 2013, Aoxing Pharmaceutical Company, Inc. (the “Company”) held its annual shareholder meeting. The shareholders approved the following proposals:

Proposal 1 - Election of Directors. The shareholders elected Zhenjiang Yue, Jun Min, Guozhu Xu and Yang Li as directors to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below:

Nominee	Votes for	Votes Withheld	Broker Non-Votes

Zhenjiang Yue	23,484,008	7,751	7,158,001
Jun Min	23,484,008	7,751	7,158,001
Guozhu Xu	23,484,047	7,712	7,158,001
Yang Li	23,484,008	7,751	7,158,001

Proposal 2 - To ratify the appointment of BDO China Shu Lun Pan Certified Accountants, LLP as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2013.  This proposal was approved with 30,625,652 shares voting for and 23,815 shares voting against it (with 293 abstaining votes).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Aoxing Pharmaceutical Company, Inc.

Date: June 13, 2013	By:	/s/ Zhenjiang Yue Zhenjiang Yue, Chief Executive Officer